Exhibit 99.1

GCP Applied Technologies Announces Chief Financial Officer Transition

Appoints Craig A. Merrill as Interim CFO

Reaffirms Guidance for Full-Year 2019

CAMBRIDGE, Mass. – October 2, 2019 – GCP Applied Technologies Inc. (NYSE:GCP) (“GCP”), a leading global provider of construction products technologies, announced today that Dean P. Freeman, Vice President and Chief Financial Officer, is leaving the Company to pursue another opportunity. Craig A. Merrill, Vice President, Finance, Analytics and Strategy, has been appointed Interim Chief Financial Officer, effective following Mr. Freeman’s resignation on October 15, 2019, and will report directly to GCP’s President and Chief Executive Officer, Randall S. Dearth, until a permanent replacement is named. GCP is conducting a comprehensive search process with the assistance of a leading executive search firm to identify a permanent CFO.

Mr. Dearth said, “Dean has been a highly valued member of GCP’s leadership team since we became a public company. On behalf of the Board of Directors and leadership team, I would like to thank Dean for his many contributions to GCP and wish him all the best in his future endeavors.”

Dearth continued, “We are fortunate to have a deep bench of talent at GCP, and Craig Merrill’s experience and knowledge of our business, strategy and financial processes will help ensure a smooth transition for the CFO role. Together, the GCP leadership team will continue working to improve performance across our businesses and drive enhanced value for our shareholders.”

GCP also reaffirmed its previously announced outlook for full-year 2019. The Company will provide a detailed update on its performance and outlook on its regularly scheduled investor call for the third quarter of 2019, which will be scheduled in due course.

About Craig A. Merrill

Craig Merrill currently serves as GCP’s Vice President, Finance, Analytics and Strategy. Previously, Mr. Merrill served in a variety of commercial, marketing and general management roles with P&L responsibility. Following GCP’s separation from W. R. Grace & Co. in 2016, he served as the Company’s Vice President, Global Marketing and Vice President & General Manager, Global Cement and Emerging Markets. At W. R. Grace & Co., he served as Vice President & General Manager in the Specialty Construction Chemicals division prior to the commencement of his service with the Company. Mr. Merrill has 30 years of experience in the global building products and specialty chemicals industries.

About GCP Applied Technologies

GCP Applied Technologies is a leading global provider of construction products technologies that include additives for cement and concrete, the VERIFI® in-transit concrete management system, high-performance waterproofing products, and specialty systems. GCP products have been used to build some of the world’s most renowned structures. More information is available at www.gcpat.com.

Forward-Looking Statements

This announcement contains “forward-looking statements,” that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates”, “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, statements about expected: financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; strategic alternatives; capital and other expenditures; competitive positions; growth opportunities; benefits from new technology; and cost reduction initiatives. GCP is subject to various risks and uncertainties that could cause its actual results to differ materially from those contained in forward-looking statements, including, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; the cost and availability of raw materials and energy; new product introductions and other growth initiatives; acquisitions and divestitures of assets; GCP’s outstanding indebtedness, including debt covenants and interest rate exposure; GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships, including with customers and suppliers; employee retention; and compliance with environmental laws. These and other factors are identified and described in more detail in GCP’s Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on GCP’s projections and other forward-looking statements, which speak only as the date thereof. GCP undertakes no obligation to publicly release any revision to its projections and other forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

Contacts

Joseph DeCristofaro

T +1 617.498.2616

investors@gcpat.com